Exhibit 8.1

ORRICK, HERRINGTON & SUTCLIFFE LLP 51 WEST 52ND STREET NEW YORK, NEW YORK 10019-6142 tel +1-212-506-5000 fax +1-212-506-5151 WWW.ORRICK.COM

SemiLEDs Corporation

3F, No. 11 Ke Jung Rd., Chu-Nan Site,

Hsinchu Science Park, Chu-Nan 350,

Miao-Li County, Taiwan, R.O.C.

December [8], 2010

Attention: Board of Directors

Ladies and Gentlemen:

We have acted as counsel to SemiLEDs Corporation (“SemiLEDs”), a Delaware corporation, in connection with the issuance of its Common Stock (the “Stock Issuance”) pursuant to the registration statement on Form S-1 initially filed by SemiLEDs with the Securities and Exchange Commission (the “Commission”) on August 6, 2010 (File No. 333-168624), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). You have requested our opinion as to certain federal income tax matters relating to the Stock Issuance. All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Registration Statement.

In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have relied upon certain statements, representations and agreements made by SemiLEDs, including representations set forth in the Officer’s Certificate of SemiLEDs that was provided to us (the “Officer’s Certificate”). Our opinion is conditioned on the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements, representations and agreements made by SemiLEDs and others, including those set forth in the Officer’s Certificate. We have no reason to believe that such facts, information, covenants and representations are not true, but have not attempted to verify them independently and expressly disclaim an opinion as to their validity and accuracy.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.  Moreover, we have assumed that any representation or statement made “to the best of knowledge” or similarly qualified is correct without such qualification.

The opinion expressed in this letter is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought on any issues related to the Stock Issuance, and there can be no assurance that the IRS will not take a contrary view. Although our opinion expressed in this letter represents our best judgment as to such matters, our opinion has no binding effect on the IRS or the courts.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, the discussion under the heading “Material United States Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock” contained in the Registration Statement, insofar as it relates to statements of law and legal conclusions, constitutes our opinion regarding such matters as of the date hereof.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, we are furnishing this opinion to you solely in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the “1933 Act”), nor do we thereby admit that we are “experts” within the meaning of such term as used in the 1933 Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP